                                                                   Exhibit 10.34

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                                CREDIT AGREEMENT

                                 by and between

                        SUPERSHUTTLE INTERNATIONAL, INC.
                              and its Subsidiaries

                                       and


                              IMPERIAL BANK ARIZONA






                                   Dated as of

                                 March 17, 1998





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                                TABLE OF CONTENTS

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RECITALS .........................................................................................................1

ARTICLE 1             DEFINITION OF TERMS.........................................................................2
         1.1          Definitions.................................................................................2
         1.2          References..................................................................................8
         1.3          Accounting Terms............................................................................8

ARTICLE 2             THE RLC.....................................................................................9
         2.1          RLC Commitment..............................................................................9
         2.2          Revolving Line of Credit....................................................................9
         2.3          RLC Advances................................................................................9
         2.4          RLC Payments................................................................................9
         2.5          Principal Prepayments; Excess Balance Payment..............................................10
         2.6          Method of Payment..........................................................................10
         2.7          Conditions.................................................................................10
         2.8          Other RLC Advances by Lender...............................................................10
         2.9          Assignment.................................................................................11
         2.10         Fees.......................................................................................11

ARTICLE 3             SECURITY...................................................................................12
         3.1          Security...................................................................................12
         3.2          Security Documents.........................................................................12

ARTICLE 4             CONDITIONS PRECEDENT.......................................................................13
         4.1          Initial or any Subsequent Advance..........................................................13
         4.2          No Event of Default........................................................................14
         4.3          No Material Adverse Change.................................................................15
         4.4          Representations and Warranties.............................................................15

ARTICLE 5             REPRESENTATIONS AND WARRANTIES.............................................................16
         5.1          Recitals...................................................................................16
         5.2          Organization and Good Standing.............................................................16
         5.3          Authorization and Power....................................................................16
         5.4          Security Documents.........................................................................16
         5.5          No Conflicts or Consents...................................................................16
         5.6          No Litigation..............................................................................16
         5.7          Financial Condition........................................................................17
         5.8          Taxes......................................................................................17
         5.9          No Stock Purchase..........................................................................17
         5.10         Advances...................................................................................17
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         5.11         Enforceable Obligations....................................................................17
         5.12         No Default.................................................................................17
         5.13         Significant Debt Agreements................................................................17
         5.14         ERISA......................................................................................18
         5.15         Compliance with Law........................................................................18
         5.16         Solvent....................................................................................18
         5.17         Investment Company Act.....................................................................18
         5.18         Title......................................................................................18
         5.19         Survival of Representations, Etc...........................................................18
         5.20         Environmental Matters......................................................................18
         5.21         Subsidiary.................................................................................18
         5.22         Licenses, Tradenames.......................................................................18

ARTICLE 6             AFFIRMATIVE COVENANTS......................................................................20
         6.1          Financial Statements, Reports and Documents................................................20
         6.2          Maintenance of Existence and Rights; Conduct of Business;
                      Management.................................................................................21
         6.3          Operations and Properties..................................................................21
         6.4          Authorizations and Approvals...............................................................21
         6.5          Compliance with Law........................................................................21
         6.6          Payment of Taxes and Other Indebtedness....................................................21
         6.7          Compliance with Significant Debt Agreements and Other Agreements...........................22
         6.8          Compliance with Credit Documents...........................................................22
         6.9          Notice of Default..........................................................................22
         6.10         Other Notices..............................................................................22
         6.11         Books and Records; Access..................................................................22
         6.12         ERISA Compliance...........................................................................22
         6.13         Further Assurances.........................................................................22
         6.14         Insurance..................................................................................23
         6.15         New Subsidiaries...........................................................................23
         6.16         Other Bank Services........................................................................24

ARTICLE 7             NEGATIVE COVENANTS.........................................................................25
         7.1          Existence..................................................................................25
         7.2          Amendments to Organizational Documents.....................................................25
         7.3          Margin Stock...............................................................................25
         7.4          Fiscal Year................................................................................25
         7.5          Liens......................................................................................25
         7.6          Transfer Collateral........................................................................25
         7.7          Merger; Sale of Assets.....................................................................25
         7.8          Dividends; Loan; Affiliate Payments........................................................26
         7.9          Financial Covenants........................................................................26
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ARTICLE 8             EVENTS OF DEFAULT..........................................................................28
         8.1          Events of Default..........................................................................28
         8.2          Remedies Upon Event of Default.............................................................30
         8.3          Performance by Lender......................................................................31

ARTICLE 9             MISCELLANEOUS..............................................................................32
         9.1          Modification...............................................................................32
         9.2          Waiver.....................................................................................32
         9.3          Payment of Expenses........................................................................32
         9.4          Notices....................................................................................32
         9.5          Governing Law; Jurisdiction, Venue.........................................................33
         9.6          Waiver of Jury Trial.......................................................................33
         9.7          Invalid Provisions.........................................................................33
         9.8          Binding Effect.............................................................................34
         9.9          Entirety...................................................................................34
         9.10         Headings...................................................................................34
         9.11         Survival...................................................................................34
         9.12         No Third Party Beneficiary.................................................................34
         9.13         Time.......................................................................................34
         9.14         Indemnity..................................................................................34
         9.15         Schedules and Exhibits Incorporated........................................................34
         9.16         Counterparts...............................................................................35


EXHIBIT "A"           Form of Borrowing Notice
EXHIBIT "B"           Form of Compliance Certificate
EXHIBIT "C"           Form of Borrowing Base Certificate
EXHIBIT "D"           Form of Security Agreement
EXHIBIT "E"           Form of Assumption Agreement


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
                                CREDIT AGREEMENT


         BY THIS CREDIT AGREEMENT (together with any amendments or modifications, the "Credit Agreement"), entered into as of this 17th day of March, 1998 by and between SUPERSHUTTLE INTERNATIONAL, INC., a Delaware corporation (the "Company"), SUPERSHUTTLE OF SAN FRANCISCO, INC., a California corporation, SUPERSHUTTLE ARIZONA, INC., an Arizona corporation, SUPERSHUTTLE DFW, INC., a Texas corporation, SUPERSHUTTLE FRANCHISE CORPORATION, a Delaware corporation, and SHUTTLE EXPRESS, INC., a Maryland corporation (collectively with any new Subsidiaries of the Company, the "Borrower" and individually a "Borrower"), and IMPERIAL BANK ARIZONA, an Arizona banking corporation (the "Lender"), in consideration of the mutual promises herein contained and for other valuable consideration, the parties hereto do hereby agree as follows:

                                    RECITALS

         A. Borrower has applied to Lender for a revolving line of credit facility (the "RLC") in the principal amount of ONE MILLION TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($1,200,000.00) (the "RLC Commitment") for the purpose of funding the Company's expansion into New York City and its operating expenses pending the collection of its accounts receivable.

         B. As a condition for extending such financial accommodations, Lender has required that Borrower enter into this Credit Agreement, establishing the terms and conditions thereof.

                                    ARTICLE 1

                               DEFINITION OF TERMS

         1.1 Definitions. For the purposes of this Credit Agreement, unless the context otherwise requires, the following terms shall have the respective meanings assigned to them in this Article 1 or in the Section hereof referred to below:

                  "Advance" means an RLC Advance.

                  "Affiliate" of any Person means any Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Authorized Officer" means one or more officers of Borrower duly authorized (and so certified to Lender by the corporate secretary of Borrower pursuant to a certificate of authority and incumbency from time to time satisfactory to Lender in the exercise of Lender's reasonable discretion), acting alone, to request Advances under the provisions of this Credit Agreement and execute and deliver documents, instruments, agreements, reports, statements and certificates in connection herewith.

                  "Banking Day" means a day of the year on which banks are not required or authorized to close in Inglewood, California and Phoenix, Arizona.

                  "Borrower":  See the Preamble hereto.

                  "Borrowing Base" means the sums of (i) eighty percent (80.0%) of the Eligible Accounts plus (ii) eighty percent (80.0%) of the then unpaid principal balance of the Sale Notes.

                  "Borrowing Base Certificate" means a certificate substantially in the form attached hereto as Exhibit "C".

                  "Change in Control" means the occurrence or existence of either of the following events or conditions without the prior written consent of Lender, if different than the state of affairs as of the Closing Date:

                           (a) the acquisition by any Person or two or more
                  Persons acting in concert of "beneficial ownership" (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act or as otherwise specified under the provisions of this Credit Agreement) of securities of the Company


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                  having more than 50% of the ordinary voting power for the
                  election of directors; or

                           (b) the acquisition by any Person or two or more
                  Persons acting in concert of Control of the Company.

                  "Closing Date" means the date of delivery of this Credit Agreement.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Collateral" means all property subject to the Security Documents.

                  "Company" means SuperShuttle International, Inc., a Delaware corporation.

                  "Control" when used with respect to any Person means the power, directly or indirectly, to direct the management policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Controlled Group" means, severally and collectively, the members of the group controlling, controlled by and/or in common control of Borrower, within the meaning of Section 4001(b) of ERISA.

                  "Credit Agreement":  See the Preamble hereto.

                  "Credit Documents" means this Credit Agreement, the Note (including any renewals, extensions and refundings thereof), the Security Documents and any written agreements, certificates or documents (and with respect to this Credit Agreement and such other written agreements and documents, any amendments or supplements thereto or modifications thereof) executed or delivered pursuant to the terms of this Credit Agreement.

                  "Default Rate" means at any time five percent (5%) over the then applicable interest rate.

                  "Dollars" and the sign "$" mean lawful currency of the United States of America.

                  "Eligible Accounts" means those accounts receivable of Borrower as Lender in its sole discretion shall determine are eligible from time to time. Eligible Accounts shall not include any of the following:

                           (a) Account balances over ninety (90) calendar days
                  from invoice date.


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
                           (b) Accounts with respect to which the account debtor
                  is an officer, director, shareholder, employee, subsidiary or affiliate of Borrower.

                           (c) Accounts with respect to which 25% or more of the
                  account debtor's total accounts or obligations outstanding to Borrower are more than 90 calendar days from invoice date.

                           (d) As to Accounts representing more than 20% of
                  Borrower's total accounts receivable, the balance in excess of 20% is not eligible.

                           (e) Accounts with respect to international
                  transactions unless insured by an insurance company acceptable to Lender in its sole discretion or covered by letters of credit issued or confirmed by a bank acceptable to Lender or unless otherwise acceptable to Lender, in its sole and absolute discretion.

                           (f) Credit balances greater than ninety (90) calendar
                  days from invoice date.

                           (g) Accounts where the account debtor is a seller to
                  Borrower, whereby a potential offset (contra) exists, to the extent of the offset.

                           (h) Consignment or guaranteed sales.

                           (i) Bill and hold accounts.

                           (j) Contracts receivable.

                           (k) Progress billings.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with all final and permanent regulations issued pursuant thereto. References herein to sections and subsections of ERISA are deemed to refer to any successor or substitute provisions therefor.

                  "Event of Default":  See Article 8.

                  "Exchange Act" means the Securities Exchange Act of 1934.

                  "Financial Covenants":  See Section 7.9 hereof.


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                  "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods after the date hereof so as to properly reflect the financial condition, and the results of operations and changes in the financial position, of Borrower, including without limitation accounting rules promulgated pursuant to Regulations SX and SK, except that any accounting principle or practice required to be changed by the said Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee of the said Boards) in order to continue as a generally accepted accounting principle or practice may be so changed.

                  "Governmental Authority" means any government (or any political subdivision or jurisdiction thereof), court, bureau, agency or other governmental authority having jurisdiction over Borrower or any of its business, operations or properties.

                  "Indebtedness" of a Person means each of the following (without duplication): (a) obligations of that Person to any other Person for payment of borrowed money, (b) capital lease obligations, (c) notes and drafts drawn or accepted by that Person payable to any other Person, whether or not representing obligations for borrowed money (but without duplication of indebtedness for borrowed money), (d) any obligation for the purchase price of property the payment of which is deferred for more than one year or evidenced by a note or equivalent instrument, (e) guarantees of Indebtedness of third parties, and (f) a recourse or nonrecourse payment obligation of any other Person that is secured by a Lien on any property of the first Person, whether or not assumed by the first Person, up to the fair market value (from time to time) of such property (absent manifest evidence to the contrary, the fair market value of such property shall be the amount determined under GAAP for financial reporting purposes).

                  "IPO" means an initial public offering of equity interests in the Company.

                  "Lender":  See the Preamble hereto.

                  "Lien" means any lien, mortgage, security interest, tax lien, pledge, encumbrance, conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of Indebtedness whether arising by agreement or under any statute or law, or otherwise.

                  "Loan" or "Loans" means the RLC.

                  "Material Adverse Effect" means any circumstance or event which (i) has any material adverse effect upon the validity or enforceability of any Credit Document, (ii) materially impairs the ability of Borrower to fulfill its obligations under the Credit Documents, or (iii) causes an Event of Default or any event which, with notice or lapse of time or both, would become an Event of Default.


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                  "Mesa" means Mesa Holding Company, Mesa Operating Company, a
Delaware corporation, and/or Perkins Fuel Corp., a California corporation, as applicable.

                  "Mesa Note" means that note executed by the Company for the benefit of Mesa with respect to the Vehicle Notes.

                  "Note" or "Notes" means the RLC Note.

                  "Note Security Agreements":  See Section 3.1(b) hereof.

                  "Obligation" means all present and future indebtedness, obligations and liabilities of Borrower to Lender, and all renewals and extensions thereof, or any part thereof, arising pursuant to this Credit Agreement or represented by the Notes, including without limitation the Loans and all interest accruing thereon, and attorneys' fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several; together with all indebtedness, obligations and liabilities of Borrower evidenced or arising pursuant to any of the other Credit Documents, and all renewals and extensions thereof, or part thereof.

                  "Payment Date" with respect to a Loan means the first day of each month, commencing the first day of the first month after the first Advance applicable to such Loan shall have been made, provided that if any such day is not a Banking Day, then such Payment Date shall be the next successive Banking Day.

                  "PBGC" means the Pension Benefit Guaranty Corporation, and any successor to all or substantially all of the Pension Benefit Guaranty Corporation's functions under ERISA.

                  "Permitted Liens" means:

                           (a) Liens in Lender's favor.

                           (b) Liens for taxes not delinquent.

                           (c) Liens resulting from purchase money financing as
                  to the personal property so financed and any sale proceeds therefrom.

                           (d) Liens on vehicles of the Borrower and any sale
                  proceeds therefrom held by Mesa.

                  "Person" includes an individual, a corporation, a joint venture, a partnership, a trust, a limited liability company, an unincorporated organization or a government or any agency or political subdivision thereof.


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                  "Plan" means an employee defined benefit plan or other plan maintained by Borrower for employees of Borrower and covered by Title IV of ERISA, or subject to the minimum funding standards under Section 412 of the Code.

                  "Preferred" means Preferred Transportation, Inc., a California corporation.

                  "Preferred Note" means that Secured Promissory Note in the original principal amount of $1,309,048.00 dated as of June 15, 1994 from Preferred for the benefit of the Company and SuperShuttle of Los Angeles, Inc.

                  "Prime Rate" means the interest rate per annum publicly announced by Imperial Bank, a California banking corporation, or its successors, as its "prime rate" as in effect from time to time. Borrower acknowledges that the Prime Rate is not necessarily the best or lowest rate offered by Lender and Lender may lend to its customers at rates that are at, above or below its Prime Rate.

                  "Regulation U" means Regulation U promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221, or any other regulation hereafter promulgated by said Board to replace the prior Regulation U and having substantially the same function.

                  "Reportable Event" means any "reportable event" as described in Section 4043(b) of ERISA with respect to which the thirty (30) day notice requirement has not been waived by the PBGC.

                  "RLC" means that revolving line of credit made available by Lender to Borrower pursuant to Article 2 hereof.

                  "RLC Advance" means a disbursement of the proceeds of the RLC.

                  "RLC Commitment" means One Million Two Hundred Thousand And No/100 Dollars ($1,200,000.00).

                  "RLC Fee":  See Section 2.10 hereof.

                  "RLC Maturity Date" means March 16, 1999.

                  "RLC Note" means that Revolving Promissory Note of even date herewith in the amount of the RLC, executed by Borrower and delivered pursuant to the terms of this Credit Agreement, together with any renewals, extensions, modifications or replacements thereof.

                  "Sale Notes" means the Preferred Note and Tamarack Note.

                  "SEC" means the Securities and Exchange Commission.

                  "Security Agreement":  See Section 3.1(a) hereof.


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                  "Security Documents":  See Section 3.2 hereof.

                  "Significant Debt Agreement" means all documents, instruments and agreements executed by Borrower, evidencing, securing or ensuring any Indebtedness of Borrower or any guaranty in excess of $100,000.00 in outstanding principal (or principal equivalent) amount.

                  "Subsidiary" means any business association directly or indirectly controlled by the Company.

                  "Tamarack" means Tamarack Transportation, Inc., a California corporation.

                  "Tamarack Note" means that Secured Promissory Note in the original principal amount of $809,723.02 dated as of September 2, 1994 from Tamarack for the benefit of the Company.

                  "Variable Rate" means the rate per annum equal to (i) the Prime Rate per annum as in effect from time to time, plus (ii) one percent (1.0%). The Variable Rate will change on each day that the "Prime Rate" changes.

                  "Variable Rate RLC Advance" means an RLC Advance that bears or that is requested to bear interest at the Variable Rate.

                  "Vehicle Notes" means those promissory notes executed respectively by Tamarack and Preferred for the benefit of Borrower.

         1.2 References. Capitalized terms shall be equally applicable to both the singular and the plural forms of the terms therein defined. References to "Credit Agreement," "this Agreement," "herein," "hereof," "hereunder," or other like words mean this Credit Agreement as amended, supplemented, restated or otherwise modified and in effect from time to time.

         1.3 Accounting Terms. Except as expressly provided to the contrary herein, all accounting terms shall be interpreted and all accounting determinations shall be made in accordance with GAAP, except as otherwise specifically provided for herein. To the extent any change in GAAP affects any computation or determination required to be made pursuant to this Credit Agreement, such computation or determination shall be made as if such change in GAAP had not occurred unless Borrower and Lender agree in writing on an adjustment to such computation or determination to account for such change in GAAP.


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                                    ARTICLE 2

                                     THE RLC

         2.1 RLC Commitment. Lender agrees to loan to or at the direction of Borrower, and Borrower agrees to draw upon and borrow, in the manner and upon the terms and conditions contained in this Credit Agreement, amounts that in the aggregate at any time outstanding shall not exceed the lesser of the RLC Commitment or the Borrowing Base.

         2.2 Revolving Line of Credit.

                  (a) Subject to the terms and conditions set forth in this Credit Agreement, the RLC shall be a revolving line of credit, against which RLC Advances may be made to Borrower, repaid by Borrower and new RLC Advances made to Borrower, as Borrower may request, provided that
         (i) no RLC Advance shall be made if an Event of Default shall be continuing, (ii) no RLC Advance shall be made that would cause the outstanding principal balance of the RLC to exceed the lesser of the RLC Commitment or the Borrowing Base, and (iii) no RLC Advance shall be made on or after the RLC Maturity Date.

                  (b) The RLC shall be evidenced by the RLC Note.

         2.3 RLC Advances. An RLC Advance shall be made by Lender to Borrower upon written notice from Borrower in substantially the form attached hereto as Exhibit "A" from an Authorized Officer hereof (which notice Borrower hereby authorizes Lender to accept by telefacsimile) and shall include the date and the amount of the requested RLC Advance and shall be in a minimum amount of $25,000.00 with integral multiples of $1,000.00 in excess thereof. If such notice is received by Lender before noon (Inglewood, California local time) on any Banking Day, Lender agrees to make such RLC Advance no later than the next Banking Day.

         2.4 RLC Payments. The RLC shall bear interest and be payable to Lender upon the following terms and conditions:

                  (a) Interest on an RLC Advance shall accrue at the Variable Rate.

                  (b) All accrued interest on an RLC Advance shall be due and payable on the Payment Date.

                  (c) If any payment of interest and/or principal is not received by Lender when such payment is due, then in addition to the remedies conferred upon the Lender under the Credit Documents, a late charge of five percent (5%) of the amount of the installment due and unpaid will be added to the delinquent amount to compensate the Lender for the expense of handling the delinquency for any payment past due, regardless of any notice and cure period.


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
                  (d) Upon the occurrence of an Event of Default and after maturity, including maturity upon acceleration, the unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall bear interest at the Default Rate.

                  (e) The unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder with respect to the RLC shall be due and payable in full on the RLC Maturity Date.

         2.5 Principal Prepayments; Excess Balance Payment.

                  (a) Borrower may prepay the outstanding principal balance of the RLC in whole or in part at any time prior to the RLC Maturity Date without penalty or premium as stated in such notice by Borrower, provided that such prepayment also includes accrued interest to the date of such prepayment on the principal amount prepaid.

                  (b) There shall be due and payable from Borrower to Lender, and Borrower shall immediately repay to Lender, without notice or demand, from time to time, any amount by which the outstanding principal balance of the RLC exceeds the lesser of the RLC Commitment or the Borrowing Base.

         2.6 Method of Payment. All payments of principal of, and interest on, the RLC Note shall be made to Lender before 2:00 p.m. (Inglewood, California local time), in immediately available funds. All payments made on the RLC Note shall be credited, to the extent of the amount thereof, in the following manner:
(i) first, to the payment of costs, fees or other charges incurred in connection with the RLC; (ii) second, to the payment of accrued interest on the RLC; and
(iii) third, to the reduction of the principal balance of the RLC.

         2.7 Conditions. Lender shall have no obligation to make any RLC Advance unless and until all of the conditions and requirements of this Credit Agreement are fully satisfied. However, Lender in its sole and absolute discretion may elect to make one or more RLC Advances prior to full satisfaction of one or more such conditions and/or requirements. Notwithstanding that such an RLC Advance or RLC Advances are made, such unsatisfied conditions and/or requirements shall not be waived or released thereby. Borrower shall be and continue to be obligated to fully satisfy such conditions and requirements, and Lender, at any time, in Lender's sole and absolute discretion, may stop making RLC Advances until all conditions and requirements are fully satisfied.

         2.8 Other RLC Advances by Lender. Lender, after giving written notice to Borrower, from time to time, may make RLC Advances in any amount in payment of (i) insurance premiums, taxes, assessments, liens or encumbrances existing against property encumbered by the Security Documents, (ii) interest accrued and payable upon the RLC, (iii) any charges and expenses that are the obligation of Borrower under this Credit Agreement or any Security Document, and (iv) any charges or matters necessary to preserve the property encumbered by the Security Documents or to cure any Event of Default.

         2.9 Assignment. Borrower shall have no right to any RLC Advance other than to have the same disbursed by Lender in accordance with the disbursement provisions contained in this Credit Agreement. Any assignment or transfer, voluntary or involuntary, of this Credit Agreement or any right hereunder shall not be binding upon or in any way affect Lender without its written consent; Lender may make RLC Advances under the disbursement provisions herein, notwithstanding any such assignment or transfer.

         2.10 Fees.

                  (a) Upon receipt of the first draft of the Credit Documents, Borrower shall pay to Lender an application fee (the "Application Fee") equal to two percent (2.0%) of the RLC Fee. On the Closing Date, the Application Fee shall be credited by Lender against Borrower's obligation to pay Lender the RLC Fee.

                  (b) In connection with the RLC, Borrower agrees to pay to Lender on the Closing Date a non-refundable commitment fee in the amount of two percent (2.0%) of the RLC Commitment (the "RLC Fee").

                  (c) In connection with the RLC, in the event that the Company shall not have completed an IPO prior to September 30, 1998, Borrower agrees to pay to Lender on September 30, 1998 a non-refundable fee in the amount of one percent (1.0%) of the RLC Commitment.


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                                    ARTICLE 3

                                    SECURITY

         3.1 Security.

                  (a) So long as any Loan is outstanding, Borrower shall cause such Loan and Borrower's obligations under this Credit Agreement to be secured at all times by a valid and effective security agreement (collectively, the "Security Agreement") substantially in the form attached hereto as Exhibit "D", duly executed and delivered by or on behalf of each Borrower, granting Lender a valid and enforceable security interest in all of its personal property as described therein, subject to no prior Liens except for Permitted Liens. Personal property leased by Borrower from a third party pursuant to an operating lease as determined under GAAP shall not be subject to said security interest on behalf of Lender and any lease agreement related to such leased personal property shall, for purposes of this Credit Agreement, not be deemed a Lien.

                  (b) So long as any Loan is outstanding, Borrower shall cause such Loan and Borrower's obligations under this Credit Agreement to be secured at all times by a valid and effective security agreement (collectively, the "Note Security Agreements"), duly executed and delivered by or on behalf of the Company, granting Lender a valid and enforceable security interest in the Company's right, title and interest in the Preferred Note and in the Tamarack Note, subject to no prior Liens.

         3.2 Security Documents. All of the documents required by this Article 3 shall be in form satisfactory to Lender and Lender's counsel, and, together with any Financing Statements for filing and/or recording, and any other items required by Lender to fully perfect and effectuate the liens and security interests of Lender contemplated by the Security Agreement, and this Credit Agreement, may heretofore or hereinafter be referred to as the "Security Documents."

                                    ARTICLE 4

                              CONDITIONS PRECEDENT

         The obligation of Lender to make any Loan and to make each and any Advance hereunder is subject to the full prior satisfaction at each such time of each of the following conditions precedent:

         4.1 Initial or any Subsequent Advance. Prior to its making the initial Advance or any subsequent Advance, Lender shall have received the following each in form and substance satisfactory to Lender:

                  (a) This Credit Agreement. This Credit Agreement, duly executed and delivered to Lender by Borrower.

                  (b) The RLC Note. The RLC Note, duly executed, drawn to the order of Lender and otherwise as provided in Article 2 hereof.

                  (c) Organizational Documents. A copy of the current Articles of Incorporation (or other charter documents, however named) of Borrower, including all amendments thereto, certified as current and complete by the appropriate authority of the state of said corporation's incorporation, together with evidence of said corporation's good standing in said corporation's state of incorporation and in every other state in which it is doing business or the conduct of said corporation's business requires such standing for the enforcement of material contracts.

                  (d) Secretary Certificate. A certificate of the corporate secretary of Borrower, signed by the duly appointed secretary thereof and issued as of the Closing Date, certifying that (i) attached thereto is a true and complete copy of the corporate by-laws of said corporation in effect on the date of passage of the corporate resolutions described immediately below and at all subsequent times to and including the date of the certificate, (ii) attached thereto is a true and complete copy of the resolutions adopted by the Board of Directors of said corporation authorizing the RLC, the execution, delivery, and performance of this Credit Agreement, the RLC Note, the Credit Documents, and all advances of credit hereunder, and that such resolutions have not been modified, rescinded, or amended and are in full force and effect, (iii) no change has been made to said corporation's charter documents other than as reflected in the certified copies submitted in connection with the delivery of this Credit Agreement or as approved in writing by Lender, and (iv) set forth therein and appropriately identified are the names, current official titles, and signatures of the officers of said corporation authorized to sign this Credit Agreement and other documents to be delivered hereunder and/or to act as Authorized Officers hereunder.

                  (e) Security Agreement. The Security Agreement, duly executed and delivered to Lender by Borrower.

                  (f) Note Security Agreements. The Note Security Agreements duly executed and delivered to Lender by the Company together with the original Sale Notes, endorsed to Lender, any stock pledged to the Company as security therefor, copies of all security documents related to the Sale Notes and such other documents related thereto as Lender may reasonably require.

                  (g) Lender's Fees and Costs. Payment of the RLC Fee in the amount of $48,000.00 plus Lender's other fees and costs.

                  (h) Compliance Certificate. A Compliance Certificate substantially in the form of Exhibit "B" attached hereto, indicating that Borrower is in compliance with the Financial Covenants as of September 30, 1997.

                  (i) Financing Statements. Financing Statements, duly executed and delivered to Lender by Borrower.

                  (j) Other Indebtedness. Evidence that Mesa has released its liens from all assets of Borrower, other than Permitted Liens, from all stock of the Company's Subsidiaries and from the Sale Notes and all collateral securing the Sale Notes.

                  (k) Accounts Receivable. A listing and aging of the Accounts Receivable of Borrower as of November 30, 1997.

                  (l) Sale Note Obligors. Receipt of financial information satisfactory to Lender with respect to the obligors of the Sale Notes.

                  (m) Borrower's Financial Statements. Review satisfactory to Lender with Borrower's accountants of Borrower's draft 1997 fiscal year end financial statements.

                  (n) Landlord Waivers. Lien waivers executed by the landlord of each leased premises where Collateral is located.

                  (o) Additional Information. Such other information and documents as may reasonably be required by Lender or Lender's counsel.

         4.2 No Event of Default. No Event of Default known to Borrower shall have occurred and be continuing, or result from Lender's making of any Loan.

         4.3 No Material Adverse Change. Since the date of the most recent financial statements provided to Lender by Borrower, no change shall have occurred in the business or financial condition of Borrower that could have a Material Adverse Effect.

         4.4 Representations and Warranties. The representations and warranties contained in Article 5 hereof shall be true and correct in all material respects, with the same force and effect as though made on and as of the Closing Date (other than those of such representations which by their express terms speak to a date prior to that date, which representations shall, in all material respects, be true and correct as of such respective date).

                                    ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

         To induce Lender to make the Loans, Borrower represents and warrants to Lender that:

         5.1 Recitals. The recitals and statements of intent appearing in this Credit Agreement are true and correct.

         5.2 Organization and Good Standing. It is duly organized, validly existing and in good standing in all states in which the nature of its business and property makes such qualifications necessary or appropriate. It has the legal power and authority to own its properties and assets and to transact the business in which it is engaged and is or will be qualified in those states wherein the nature of its proposed business and property will make such qualifications necessary or appropriate in the future.

         5.3 Authorization and Power. It has the power and requisite authority to execute, deliver and perform this Credit Agreement, the Notes and the other Credit Documents to be executed by it; it is duly authorized to, and has taken all action, corporate or otherwise, necessary to authorize it to, execute, deliver and perform this Credit Agreement, the Notes and such other Credit Documents and is and will continue to be duly authorized to perform this Credit Agreement, the Notes and such other Credit Documents.

         5.4 Security Documents. The liens, security interests and assignments created by the Security Documents will, when granted, be valid, effective and enforceable liens, security interests and assignments, except to the extent (if any) otherwise agreed in writing by Lender.

         5.5 No Conflicts or Consents. Neither the execution and delivery of this Credit Agreement, the Notes or the other Credit Documents to which it is a party, nor the consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or with the terms and provisions thereof, (a) will materially contravene or conflict with:
(i) any provision of law, statute or regulation to which it is subject, (ii) any judgment, license, order or permit applicable to it, (iii) any indenture, credit agreement, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it may be bound, or to which it may be subject, or (b) will violate any provision of its organizational documents. No consent, approval, authorization or order of any court or Governmental Authority or other Person is required in connection with the execution and delivery by it of the Credit Documents or to consummate the transactions contemplated hereby or thereby, or if required, such consent, approval, authorization or order shall have been obtained.

         5.6 No Litigation. Except for those matters that have been previously disclosed to Lender in writing, there are no actions, suits or legal, equitable, arbitration or administrative proceedings pending, or to its actual knowledge overtly threatened, against Borrower that would, if adversely determined, have a Material Adverse Effect.

         5.7 Financial Condition. It has delivered to Lender copies of the Borrower's most recent financial statements. Such financial statements, in all material respects, fairly and accurately present the financial position of Borrower as of such date, have been prepared in accordance with GAAP and neither contain any untrue statement of a material fact nor fail to state a material fact required in order to make such financial statement not misleading. Since the date thereof, Borrower has not discovered any obligations, liabilities or indebtedness (including contingent and indirect liabilities and obligations or unusual forward or long-term commitments) which in the aggregate are material and adverse to the financial position or business of Borrower that should have been but were not reflected in such financial statements. No changes having a Material Adverse Effect have occurred in the financial condition or business of Borrower since the date of such financial statements.

         5.8 Taxes. It has filed or caused to be filed all returns and reports which are required to be filed by any jurisdiction, and has paid or made provision for the payment of all taxes, assessments, fees or other governmental charges imposed upon its properties, income or franchises, as to which the failure to file or pay would have a Material Adverse Effect, except such assessments or taxes, if any, which are being contested in good faith by appropriate proceedings.

         5.9 No Stock Purchase. No part of the proceeds of any financial accommodation made by Lender in connection with this Credit Agreement will be used to purchase or carry "margin stock," as that term is defined in Regulation U, or to extend credit to others for the purpose of purchasing or carrying such margin stock.

         5.10 Advances. Each request for an Advance or for the extension of any financial accommodation by Lender whatsoever shall constitute an affirmation that the representations and warranties contained herein are, true and correct as of the time of such request. All representations and warranties made herein shall survive the execution of this Credit Agreement, all advances of proceeds of the Loans and the execution and delivery of all other documents and instruments in connection with the Loans and/or this Credit Agreement, so long as Lender has any commitment to lend hereunder and until the Loans have been paid in full and all of Borrower's obligations under this Credit Agreement, the Notes and all Security Documents have been fully discharged.

         5.11 Enforceable Obligations. This Credit Agreement, the Notes and the other Credit Documents are the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws or equitable principles of general application relating to the enforcement of creditors' rights.

         5.12 No Default. No event or condition has occurred and is continuing that constitutes an Event of Default.

         5.13 Significant Debt Agreements. It is not in default in any material respect under any Significant Debt Agreement.

         5.14 ERISA. (a) No Reportable Event has occurred and is continuing with respect to any Plan; (b) PBGC has not instituted proceedings to terminate any Plan; (c) neither the Borrower, any member of the Controlled Group, nor any duly-appointed administrator of a Plan
(i) has incurred any liability to PBGC with respect to any Plan other than for premiums not yet due or payable or (ii) has instituted or intends to institute proceedings to terminate any Plan under Section 4041 or 4041A of ERISA; and (d) each Plan of Borrower has been maintained and funded in all material respects in accordance with its terms and in all material respects in accordance with all provisions of ERISA applicable thereto. Neither the Borrower nor any of its Subsidiaries participates in, or is required to make contributions to, any Multi-employer Plan (as that term is defined in Section 3(37) of ERISA).

         5.15 Compliance with Law. It is in substantial compliance with all laws, rules, regulations, orders, writs, injunctions and decrees that are applicable to it, or its properties, noncompliance with which would have a Material Adverse Effect.

         5.16 Solvent. It (both before and after giving effect to the Loans contemplated hereby) is solvent, has assets having a fair value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured, and has, and will have, access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection therewith as such debts mature.

         5.17 Investment Company Act. It is not, and is not directly or indirectly controlled by, or acting on behalf of, any person which is, an "Investment Company" within the meaning of the Investment Company Act of 1940, as amended.

         5.18 Title. It has good and marketable title to the Collateral.

         5.19 Survival of Representations, Etc. All representations and warranties by Borrower herein shall survive the making of any Loan and the execution and delivery of any Note; any investigation at any time made by or on behalf of Lender shall not diminish Lender's right to rely on the representations and warranties herein.

         5.20 Environmental Matters. Except as previously disclosed to Lender in writing, it, to the best of its knowledge after due investigation, is in compliance in all material respects with all applicable environmental, health and safety statutes and regulations and Borrower does not have any material contingent liability in connection with any improper treatment, disposal or release into the environment of any hazardous or toxic waste or substance.

         5.21 Subsidiary. It has no existing Subsidiary that conducts any business or operations that is not a party to this Credit Agreement.

         5.22 Licenses, Tradenames. It, as of the date hereof, possesses all necessary trademarks, tradenames, copyrights, patents, patent rights, and licenses to conduct its business as now operated, without any known conflict with valid trademarks, tradenames, copyright patents and license rights of others.

                                    ARTICLE 6

                              AFFIRMATIVE COVENANTS

         Until payment in full of the Loans and the complete performance of the Obligation, Borrower agrees that:

         6.1 Financial Statements, Reports and Documents. It shall deliver, or cause to be delivered, to Lender each of the following:

                  (a) Consolidated Annual Statements of Borrower. As soon as available and in any event within ninety (90) days after the close of each fiscal year of Borrower, audited consolidated financial statements of Borrower, including its consolidated balance sheet as of the close of such fiscal year and consolidated statements of income of Borrower for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and accompanied by an unqualified opinion thereon of independent public accountants of recognized national standing selected by Borrower and acceptable to Lender, to the effect that such financial statements have been prepared in accordance with GAAP.

                  (b) Consolidated Monthly Statements of Borrower. As soon as available, and in any event within thirty (30) days after the end of each month (except for that at the close of the fiscal year), copies of the consolidated and consolidating balance sheets of Borrower as of the end of such month, and consolidated and consolidating statements of income of Borrower for that month and for the portion of the fiscal year ending with such month, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail and fairly stated, certified by Borrower and prepared by Borrower in accordance with GAAP.

                  (c) Compliance Certificate of Borrower. Within thirty (30) days after the end of each fiscal quarter of Borrower hereafter and ninety (90) days after the year of each fiscal year of Borrower, a certificate signed by the chief financial officer of the Company, substantially in the form of Exhibit "B" attached hereto certifying that after a review of the activities of Borrower during such quarter, Borrower has observed, performed and fulfilled each and every obligation and covenant contained herein and no Event of Default exists under any of the same or, if any Event of Default shall have occurred, specifying the nature and status thereof, and stating that all financial statements of Borrower delivered to Lender during the respective period pursuant to Sections 6.1(a) and 6.1(b) hereof, to his/her knowledge, fairly present in all material respect the financial position of the Borrower and the results of its operations at the dates and for the periods indicated, and have been prepared in accordance with GAAP, together with a calculation of the Financial Covenants.

                  (d) Borrowing Base Certificate. Within thirty (30) days after the end of each month, a Borrowing Base Certificate together with an aging and listing of all accounts receivable of Borrower prepared in accordance with GAAP which itemizes each account debtor by name and which states the total amount payable to Borrower and contains a breakdown indicating current amounts due, amounts thirty (30) days past due, sixty (60) days past due, and ninety (90) or more days past due, and reflecting any credit adjustments, returns, and allowances.

                  (e) Other Information. Such other information concerning the business, properties or financial condition of Borrower as Lender shall reasonably request.

         6.2 Maintenance of Existence and Rights; Conduct of Business; Management. It will preserve and maintain its corporate existence and all of its rights, privileges, licenses, permits, franchises and other rights necessary or desirable in the normal conduct of its business, conduct its business in an orderly and efficient manner consistent with good business practices and maintain professional management of its business.

         6.3 Operations and Properties. It will keep in good working order and condition, ordinary wear and tear excepted, all of its assets and properties which are necessary to the conduct of its business.

         6.4 Authorizations and Approvals. It will promptly obtain, from time to time at its own expense, all such governmental licenses, authorizations, consents, permits and approvals as may be required to enable it to comply with its obligations hereunder and under the other Credit Documents and to operate its businesses as presently or hereafter duly conducted.

         6.5 Compliance with Law. It will comply with all applicable laws, rules, regulations, and all final, nonappealable orders of any Governmental Authority applicable to it or any of its property, business operations or transactions, including without limitation, any environmental laws applicable to it, a breach of which could result in a Material Adverse Effect.

         6.6 Payment of Taxes and Other Indebtedness. It will pay and discharge
(i) all income taxes and payroll taxes, (ii) all taxes, assessments, fees and other governmental charges imposed upon it or upon its income or profits, or upon any property belonging to it, before delinquent, which become due and payable, (iii) all lawful claims (including claims for labor, materials and supplies), which, if unpaid, might become a Lien upon any of its property and
(iv) all of its Indebtedness as it becomes due and payable, except as prohibited hereunder; provided, however, that it shall not be required to pay any such tax, assessment, charge, levy, claims or Indebtedness if and so long as the amount, applicability or validity thereof shall currently be contested in good faith by appropriate actions and appropriate accruals and reserves therefor have been established in accordance with GAAP.

         6.7 Compliance with Significant Debt Agreements and Other Agreements. It will comply in all material respects with (i) all Significant Debt Agreements, and (ii) all agreements and contracts to which it is a party, a breach of which could result in a Material Adverse Effect.

         6.8 Compliance with Credit Documents. It will comply with any and all covenants and provisions of this Credit Agreement, the Notes and all other Credit Documents.

         6.9 Notice of Default. It will furnish to Lender immediately upon becoming actually aware of the existence of any event or condition that constitutes an Event of Default, a written notice specifying the nature and period of existence thereof and the action which it is taking or proposes to take with respect thereto.

         6.10 Other Notices. It will promptly notify Lender of (a) any Material Adverse Effect, (b) any waiver, release or default under any Significant Debt Agreement, (c) any claim not covered by insurance against Borrower or any of Borrower's properties, and (d) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any Governmental Authority affecting it, except litigation or proceedings which, if adversely determined, would not have a Material Adverse Effect.

         6.11 Books and Records; Access. Upon three (3) Banking Days notice from Lender, it will give any authorized representative of Lender access during normal business hours to, and permit such representative to examine, copy or make excerpts from, any and all books, records and documents in its possession of and relating to the Loans, and to inspect any of its properties. It will maintain complete and accurate books and records of its transactions in accordance with good accounting practices.

         6.12 ERISA Compliance. With respect to its Plans, it shall (a) at all times comply with the minimum funding standards set forth in Section 302 of ERISA and Section 412 of the Code or shall have duly obtained a formal waiver of such compliance from the proper authority; (b) at Lender's request, within thirty (30) days after the filing thereof, furnish to Lender copies of each annual report/return (Form 5500 Series), as well as all schedules and attachments required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA, in connection with each of its Plans for each year of the plan; (c) notify Lender within a reasonable time of any fact, including, but not limited to, any Reportable Event arising in connection with any of its Plans, which constitutes grounds for termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan, together with a statement, if requested by Lender, as to the reason therefor and the action, if any, proposed to be taken with respect thereto; and (d) furnish to Lender within a reasonable time, upon Lender's request, such additional information concerning any of its Plans as may be reasonably requested.

         6.13 Further Assurances. It will make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such notices, certifications and additional agreements, undertakings or other assurances, and take any and all such other action, as Lender may, from time to time, deem reasonably necessary or proper to fully evidence the Loan.

         6.14 Insurance. It shall maintain in full force and effect at all times all insurance coverages required under the terms of this Credit Agreement and/or the Security Documents to which it is a party. In addition, it shall maintain in full force and effect at all times:

                  (a) Policies of all risk coverage insurance covering all tangible personalty in which Lender has been granted or obtained a security interest to secure the Obligation, in coverage amounts not less than, from time to time, the fair market value thereof.

                  (b) Policies of insurance evidencing personal liability and property damage liability coverages in amounts not less than $1,000,000.00 (combined single limit for bodily injury and property damage), and an umbrella excess liability coverage in an amount not less than $2,000,000.00 shall be in effect with respect to Borrower.

                  (c) Policies of workers' compensation insurance in amounts and with coverages as legally required.

Without limitation of the foregoing, it shall at all times maintain insurance coverages in scope and amount not less than, and not less extensive than, the scope and amount of insurance coverages customary in the trades or businesses in which it is from time to time engaged. All of the aforesaid insurance coverages shall be issued by insurers reasonably acceptable to Lender.

         Copies of all policies of insurance evidencing such coverages in effect from time to time and showing Lender as an additional insured and loss payee shall be delivered to Lender within fifteen (15) days of the Closing Date and upon reasonable notice upon issuance of new policies thereafter. From time to time, promptly upon Lender's request, it shall provide evidence satisfactory to Lender (i) that required coverage in required amounts is in effect, and (ii) that Lender is shown as an additional insured and loss payee with respect to all such coverages, as Lender's interest may appear, by standard (non-attribution) loss payable endorsement, additional insured endorsement, insurer's certificate or other means acceptable to Lender in its reasonable discretion. At Lender's option, it shall deliver to Lender certified copies of all such policies of insurance in effect from time to time, to be retained by Lender so long as Lender shall have any commitment to lend hereunder and/or any portion of the Obligation shall be outstanding or unsatisfied. All such insurance policies shall provide for at least thirty (30) days prior written notice of the cancellation or modification thereof to Lender.

         6.15 New Subsidiaries. The Company shall promptly and diligently take all actions necessary to cause any new Subsidiary (each a "New Subsidiary") to become a "Co-Borrower" for all purposes of this Credit Agreement and a "Debtor" under the Security Documents and any other security documents reasonably required by Lender; provided, however, that, in the event that Super Shuttle franchisees operating in Los Angeles, California, Orange County, California and/or Miami, Florida become a Subsidiary (each an "Excepted Subsidiary"), an Excepted Subsidiary need not become a "Co-Borrower" hereunder unless proceeds from a Loan hereunder are used for the benefit of such Excepted Subsidiary. Within thirty (30) days of being acquired or created, such New Subsidiary shall deliver to Lender an executed Assumption Agreement in the form attached hereto as Exhibit "E" together with executed Security Documents and such other documents as Lender may reasonably request. The term "Co-Borrower" shall mean that such New Subsidiary shall be jointly liable, and each severally and unconditionally liable, for the full payment and satisfaction of the Loans and all other obligations of Borrower under this Credit Agreement. The term "Debtor" shall have the meaning set forth in the Security Documents.

         6.16 Other Bank Services. It shall maintain its deposit accounting accounts and merchant card business with the Lender and/or an Affiliate thereof.

                                    ARTICLE 7

                               NEGATIVE COVENANTS

         Until payment in full of the Loans and the performance of the Obligation, Borrower shall not, without receiving the prior express written consent of Lender:

         7.1 Existence. Dissolve or liquidate, or merge or consolidate with or into any other entity, or turn over the management or operation of its property, assets or business to any other Person or make any substantial change in the character of its business.

         7.2 Amendments to Organizational Documents. Amend its organizational documents if the result thereof could result in the occurrence directly or indirectly of a Material Adverse Effect.

         7.3 Margin Stock. Use any proceeds of the Loans, or any proceeds of any other or future financial accommodation from Lender for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" as that term is defined in Regulation U or to reduce or retire any indebtedness undertaken for such purposes within the meaning of said Regulation U, and will not use such proceeds in a manner that would involve Borrower in a violation of Regulation U or of any other Regulation of the Board of Governors of the Federal Reserve System, nor use such proceeds for any purpose not permitted by Section 7 of the Exchange Act, or any of the rules or regulations respecting the extensions of credit promulgated thereunder.

         7.4 Fiscal Year. Change the times of commencement or termination of its fiscal year or other accounting periods; or change its methods of accounting other than to conform to GAAP applied on a consistent basis. After any such changes, its method of accounting shall conform to GAAP.

         7.5 Liens. On and after the date hereof, create, issue, assume or suffer to exist Liens upon the Collateral or any stock of a Borrower, except Permitted Liens.

         7.6 Transfer Collateral. Assign, transfer or convey any of its right, title and interest in the Collateral.

         7.7 Merger; Sale of Assets. (i) Sell, lease, transfer or dispose of substantially all of the Collateral to another entity; or (ii) consolidate with or merge the Collateral into another entity, or permit any transfer of the ownership of the Collateral, permit any other entity to merge into it or consolidate with it, or permit any transfer of the ownership or power to control, Borrower, other than in any case to another Borrower.

         7.8 Dividends; Loan; Affiliate Payments. Borrower shall not (i) declare or pay cash dividends, or (ii) make loans to other Persons except to another Borrower in the ordinary course of business, or (iii) makes payments to its Affiliates (except to another Borrower).

         7.9 Financial Covenants. Permit:

                  (a) The ratio of its Net Indebtedness to its Tangible Net Worth to be more than 3.75 to 1.0 at the end of any fiscal quarter;

                  (b) Its Tangible Net Worth to be less than $1,900,000.00 plus seventy-five percent (75.0%) of Borrower's positive net income of each quarterly period, beginning March 31, 1998 (with no deduction for any quarterly period net loss) plus seventy-five percent (75.0%) of any additional paid-in equity capital at the end of any fiscal quarter; and

                  (c) Its Debt Coverage Ratio to be less than 1.25 to 1.0 at the end of any Relevant Period;

where:

                  A. "Net Indebtedness" means the Indebtedness of Borrower as shown on its most recent balance sheet less any amounts included therein with respect to the Mesa Note.

                  B. "Tangible Net Worth" means, at any given date, the total shareholder's equity (including capital stock, additional paid in capital and retained earnings after deducting treasury stock) which would appear on a balance sheet of Borrower prepared as of such date in accordance with GAAP, less the aggregate book value of "Intangible Assets" (as defined below) shown on such balance sheet. "Intangible Assets" means those assets that are (i) deferred assets, other than prepaid taxes; (ii) assets which would be classified as intangible assets on a balance sheet prepared in accordance with GAAP; and (iii) unamortized debt discount and expense.

                  C. Debt Coverage Ratio is defined as the ratio of "EBITDA" to "debt service requirement" for the "Relevant Period." In the ratio, the numerator "EBITDA" is defined as the sum for the Relevant Period of Borrower's net income, amounts received with respect to the Sale Notes and the Vehicle Notes, tax expense, depreciation expense, amortization of intangibles expense and interest expense, all to the extent deducted in the calculation of net income; the denominator "debt service requirement" is defined as the sum of the actual payments made within the Relevant Period with respect to all current maturities of long-term debt (excluding the RLC) and the Mesa Note, capital lease obligations, and interest expense; and "Relevant Period" means (i) as of December 31, 1997, the prior three month period ending such date, (ii) as of March 31, 1998, the prior six month period ending such date, (iii) as of June 30, 1998, the prior nine month period ending such date, and
         (iv) as of September 30, 1998 and as of the end of each fiscal quarter thereafter, the prior twelve-month period.

                                    ARTICLE 8

                                EVENTS OF DEFAULT

         8.1 Events of Default. An "Event of Default" shall exist if any one or more of the following events (herein collectively called "Events of Default") shall occur and be continuing:

                  (a) Borrower shall fail to pay any principal of, or interest on, any Note when the same shall become due or payable and such failure continues for five (5) Banking Days after notice thereof to Borrower.

                  (b) Any failure or neglect to perform or observe any of the covenants, conditions, provisions or agreements of Borrower contained herein, or in any of the other Credit Documents (other than a failure or neglect described in one or more of the other provisions of this
         Section 8.1) and such failure or neglect either cannot be remedied or, if it can be remedied, it continues unremedied for a period of fifteen
         (15) days after written notice thereof to Borrower.

                  (c) Any warranty, representation or statement contained in this Credit Agreement or any of the other Credit Documents, or which is contained in any certificate or statement furnished or made to Lender pursuant hereto or in connection herewith or with the Loans, shall be or shall prove to have been false when made or furnished.

                  (d) The occurrence of any material "event of default" or "default" by Borrower under any Credit Document, or any agreement, now or hereafter existing, to which Lender or an Affiliate of Lender, and Borrower are a party.

                  (e) Borrower shall (i) fail to pay any Indebtedness of Borrower (other than the Notes) due under any Significant Debt Agreement, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) or within any applicable grace period, (ii) fail to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to such Indebtedness, within any applicable grace period when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate the maturity of such Indebtedness, or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled prepayment), prior to the stated maturity thereof, or (iii) allow the occurrence of any material event of default with respect to such Indebtedness.

                  (f) Any one or more of the Credit Documents shall have been determined to be invalid or unenforceable against Borrower executing the same in accordance with the respective terms thereof, or shall in any way be terminated or become or be declared ineffective or inoperative, so as to deny Lender the substantial benefits contemplated by such Credit Document or Credit Documents.

                  (g) Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of itself or of all or a substantial part of its assets, (ii) file a voluntary petition in bankruptcy or admit in writing that it is unable to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or answer seeking reorganization of an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or (vi) take corporate action for the purpose of effecting any of the foregoing

                  (h) An involuntary petition or complaint shall be filed against Borrower, seeking bankruptcy or reorganization of Borrower, or the appointment of a receiver, custodian, trustee, intervenor or liquidator of Borrower, or all or substantially all of its assets, and such petition or complaint shall not have been dismissed within sixty
         (60) days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of Borrower, appointing a receiver, custodian, trustee, intervenor or liquidator of Borrower, or all or substantially all of its assets, and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days.

                  (i) Any final judgment(s) (excluding those the enforcement of which is suspended pending appeal) for the payment of money in excess of the sum of $100,000 in the aggregate (other than any judgment covered by insurance where coverage has been acknowledged by the insurer) shall be rendered against Borrower, and such judgment or judgments shall not be satisfied, settled, bonded or discharged at least ten (10) days prior to the date on which any of its assets could be lawfully sold to satisfy such judgment.

                  (j) Either (i) proceedings shall have been instituted to terminate, or a notice of termination shall have been filed with respect to, any Plans (other than a Multi-Employer Pension Plan as that term is defined in Section 4001(a)(3) of ERISA) by Borrower, any member of the Controlled Group, PBGC or any representative of any thereof, or any such Plan shall be terminated, in each case under Section 4041 or 4042 of ERISA, and such termination shall give rise to a liability of the Borrower or the Controlled Group to the PBGC or the Plan under ERISA having an effect in excess of $100,000 or (ii) a Reportable Event, the occurrence of which would cause the imposition of a lien in excess of $100,000 under Section 4062 of ERISA, shall have occurred with respect to any Plan (other than a Multi-Employer

         Pension Plan as that term is defined in Section 4001(a)(3) of ERISA) and be continuing for a period of sixty (60) days.

                  (k) Any of the following events shall occur with respect to any Multi-Employer Pension Plan (as that term is defined in Section 4001(a)(3) of ERISA) to which Borrower contributes or contributed on behalf of its employees and Lender determines in good faith that the aggregate liability likely to be incurred by Borrower, as a result of any of the events specified in Subsections (i), (ii) and (iii) below, will have an effect in excess of $100,000; (i) Borrower incurs a withdrawal liability under Section 4201 of ERISA; (ii) any such plan is "in reorganization" as that term is defined in Section 4241 of ERISA; or (iii) any such Plan is terminated under Section 4041A of ERISA.

                  (l) The occurrence of a Change in Control without the written consent of Lender, except that an IPO shall not be deemed to be a Change in Control.

                  (m) The dissolution, liquidation, sale, transfer, lease or other disposal of all or substantially all of the assets or business of Borrower.

                  (n) Any failure to observe any of the Financial Covenants.

                  (o) A substantial change of the Company's executive management group.

                  (p) The occurrence of any adverse change in the financial condition of Borrower that Lender in its reasonable discretion deems material, or if Lender in good faith shall believe that the prospect of payment or performance of the Loans is impaired.

         8.2 Remedies Upon Event of Default. If an Event of Default shall have occurred and be continuing, then Lender may, at its sole option, exercise any one or more of the following rights and remedies, and any other remedies provided in any of the Credit Documents, as Lender in its sole discretion may deem necessary or appropriate, all of which remedies shall be deemed cumulative, and not alternative:

                           (i) Cease making Advances or extensions of financial
                  accommodations in any form to or for the benefit of Borrower,

                           (ii) Declare the principal of, and all interest then
                  accrued on, the Notes and any other liabilities hereunder to be forthwith due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind all of which Borrower hereby expressly waives, anything contained herein or in the Notes to the contrary notwithstanding,

                           (iii) Reduce any claim to judgment, and/or

                           (iv) Without notice of default or demand, pursue and
                  enforce any of Lender' rights and remedies under the Credit Documents, or otherwise provided under or pursuant to any applicable law or agreement; provided, however, that if any Event of Default specified in Sections 8.1(g) and 8.1(h) shall occur, the principal of, and all interest on, the Notes and other liabilities hereunder shall thereupon become due and payable concurrently therewith, without any further action by Lender and without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind, all of which Borrower hereby expressly waives.

         Upon the occurrence and during the continuance of any Event of Default, Lender is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to set off and apply any and all moneys, securities or other property of Borrower and the proceeds therefrom, now or hereafter held or received by or in transit to Lender or its agents, from or for the account of Borrower, whether for safe keeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special) and credits of Borrower, and any and all claims of Borrower against Lender at any time existing. Lender agrees promptly to notify Borrower after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of Lender under this Section 8.2 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Lender may have.

         8.3 Performance by Lender. Should Borrower fail to perform any covenant, duty or agreement with respect to the payment of taxes, obtaining licenses or permits, or any other requirement contained herein or in any of the Credit Documents within the period provided herein, if any, for correction of such failure, Lender may, at its option, perform or attempt to perform such covenant, duty or agreement on behalf of Borrower. In such event, Borrower shall, at the request of Lender, promptly pay any amount expended by Lender in such performance or attempted performance to Lender at its office in Inglewood, California, together with interest thereon at the Default Rate, from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that Lender does not assume any liability or responsibility for the performance of any duties of Borrower hereunder or under any of the Credit Documents or other control over the management and affairs of Borrower.

                                    ARTICLE 9

                                  MISCELLANEOUS

         9.1 Modification. All modifications, consents, amendments or waivers of any provision of any Credit Document, or consent to any departure by Borrower therefrom, shall be effective only if the same shall be in writing and accepted by Lender.

         9.2 Waiver. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other further exercise thereof or the exercise of any other right. The rights of Lender hereunder and under the Credit Documents shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Credit Agreement, the Notes or any Credit Documents, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

         9.3 Payment of Expenses. Borrower shall pay all costs and expenses of Lender (including, without limitation, the attorneys' fees of Lender's legal counsel) incurred by Lender in connection with the documentation of the Loans, and the preservation and enforcement of Lender's rights under this Credit Agreement, the Notes, and/or the other Credit Documents; provided, however, that notwithstanding the aforesaid, with respect to any legal action between the parties hereto that is pursued to judgment the prevailing party only shall be reimbursed by the other party for all costs and expenses (including, without limitation, reasonable attorneys' fees and costs) incurred in connection with the preservation and enforcement of its rights under this Credit Agreement, the Notes and/or other Credit Documents. In addition, Borrower shall pay all costs and expenses of Lender in connection with the negotiation, preparation, execution and delivery of any and all amendments, modifications and supplements of or to this Credit Agreement, the Notes or any other Credit Document.

         9.4 Notices. Except for telephonic notices permitted herein, any notices or other communications required or permitted to be given by this Credit Agreement or any other documents and instruments referred to herein must be (i) given in writing and personally delivered or mailed by prepaid certified or registered mail or sent by overnight delivery service, or (ii) made by telefacsimile delivered or transmitted, to the party to whom such notice or communication is directed, to the address of such party as follows:

         Borrower:                  SuperShuttle International, Inc.
                                    4610 South 35th Street
                                    Phoenix, Arizona  85040

         Lender:                    Imperial Bank
                                    9920 South La Cienega Boulevard
                                    Suite 636
                                    Inglewood, California  90301
                                    Attention:  General Counsel
                                    Telecopier:  (310) 417-5695

         With a copy to:            Imperial Bank Arizona
                                    400 East Van Buren
                                    Suite 900
                                    Phoenix, Arizona  85004
                                    Attention:  Kevin Halloran
                                    Telecopier:  (602) 261-7881

Any notice to be personally delivered may be delivered to the principal offices (determined as of the date of such delivery) of the party to whom such notice is directed. Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is personally delivered as aforesaid; or, if mailed, on the third day after it is mailed as aforesaid; or, if transmitted by telefacsimile, on the day that such notice is transmitted as aforesaid. Any party may change its address for purposes of this Credit Agreement by giving notice of such change to the other parties pursuant to this
Section 9.4.

         9.5 Governing Law; Jurisdiction, Venue. The Credit Documents shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Arizona, except to the extent Lender has greater rights or remedies under Federal law, whether as a national bank or otherwise, in which case such choice of Arizona law shall not be deemed to deprive Lender of any such rights and remedies as may be available under Federal law. Each party consents to the personal jurisdiction and venue of the state courts located in Maricopa County, State of Arizona in connection with any controversy related to this Credit Agreement, waives any argument that venue in any such forum is not convenient and agrees that any litigation initiated by any of them in connection with this Credit Agreement shall be venued in the Superior Court of Maricopa County, Arizona.

         9.6 Waiver of Jury Trial. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO REQUIRE A TRIAL BY JURY IN ANY COURT ACTION PERTAINING TO OBLIGATIONS SECURED OR THE CREDIT DOCUMENTS OR THE COLLATERAL, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         9.7 Invalid Provisions. If any provision of any Credit Document is held to be illegal, invalid or unenforceable under present or future laws during the term of this Credit Agreement, such provision shall be fully severable; such Credit Document shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of such Credit Document; and the remaining provisions of such Credit Document shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from such Credit Document. Furthermore, in lieu of each such illegal, invalid or unenforceable provision there shall be added as part of such Credit Document a provision mutually agreeable to Borrower and Lender as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         9.8 Binding Effect. The Credit Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors, assigns and legal representatives; provided, however, that Borrower may not, without the prior written consent of Lender, assign any rights, powers, duties or obligations thereunder.

         9.9 Entirety. The Credit Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

         9.10 Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Credit Agreement.

         9.11 Survival. All representations and warranties made by Borrower herein shall survive delivery of the Notes and the making of the Loans.

         9.12 No Third Party Beneficiary. The parties do not intend the benefits of this Credit Agreement to inure to any third party, nor shall this Credit Agreement be construed to make or render Lender liable to any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower, or for debts or claims accruing to any such persons against Borrower. Notwithstanding anything contained herein or in the Notes, or in any other Credit Document, or any conduct or course of conduct by any or all of the parties hereto, before or after signing this Credit Agreement or any of the other Credit Documents, neither this Credit Agreement nor any other Credit Document shall be construed as creating any right, claim or cause of action against Lender, or any of its officers, directors, agents or employees, in favor of any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower, nor to any other person or entity other than Borrower.

         9.13 Time. Time is of the essence hereof.

         9.14 Indemnity. Borrower agrees to and shall indemnify, hold harmless and defend Lender from any liability, claims or losses resulting from the disbursement of the proceeds of the Loans. This provision shall survive repayment of the Loans and shall continue in full force and effect so long as the possibility of such liability, claims or losses exists.

         9.15 Schedules and Exhibits Incorporated. All schedules and exhibits attached hereto, if any, are hereby incorporated into this Credit Agreement by each reference thereto as if fully set forth at each such reference.

         9.16 Counterparts. This Credit Agreement may be executed in multiple counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Credit Agreement as of the day and year first above written.

                                        SUPERSHUTTLE INTERNATIONAL, INC., a
                                        Delaware corporation


                                        By: ___________________________________
                                        Name:__________________________________
                                        Title:_________________________________


                                        SUPERSHUTTLE OF SAN FRANCISCO, INC., a
                                        California corporation


                                        By: ___________________________________
                                        Name:__________________________________
                                        Title:_________________________________


                                        SUPERSHUTTLE ARIZONA, INC., an
                                        Arizona corporation


                                        By: ___________________________________
                                        Name:__________________________________
                                        Title:_________________________________

                                   SUPERSHUTTLE DFW, INC., a Texas corporation


                                   By: ________________________________________
                                   Name:_______________________________________
                                   Title:______________________________________


                                   SUPERSHUTTLE FRANCHISE CORPORATION,
                                   a Delaware corporation


                                   By: ________________________________________
                                   Name:_______________________________________
                                   Title:______________________________________


                                   SHUTTLE EXPRESS, INC., a Maryland
                                   corporation


                                   By: ________________________________________
                                   Name:_______________________________________
                                   Title:______________________________________


                                   IMPERIAL BANK ARIZONA, an Arizona banking corporation


                                   By: ________________________________________
                                   Name:_______________________________________
                                   Title:______________________________________